Exhibit 23.1

HANSEN, BARNETT & MAXWELL, P.C.

A Professional Corporation

CERTIFIED PUBLIC ACCOUNTANTS

5 Triad Center, Suite 750

Salt Lake City, UT 84180-1128

Phone: (801) 532-2200

Fax: (801) 532-7944

www.hbmcpas.com

Registered with the Public Company Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

e-Future Information Technology Inc.

As an independent registered public accounting firm, we hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of 1,013,781 Ordinary Shares of e-Future Information Technology Inc. of our report dated March 14, 2007 with respect to the financial statements of e-Future Information Technology Inc. which appear on Form 6-K as filed with the Securities and Exchange Commission on March 23, 2007. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/ Hansen, Barnett & Maxwell, P.C.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah

April 9, 2007